Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
To the Shareholders and Board of Directors of Air Products and Chemicals, Inc.:
     We consent to the incorporation by reference in the Registration Statements (File Nos. 333-121262, 333-123477, 333-21145, 333-45239, 333-71405, 333-18955, 333-73105, 333-54224, 333-81358, 333-56292, 333-60147, 333-95317, 333-31578, 333-100210, 333-103809, 333-113882, 333-113881, and 333-111793) on Form S-8 and in the Registration Statements (File Nos. 333-33851 and 333-111792) on Form S-3 of Air Products and Chemicals, Inc. and subsidiaries of our reports dated 22 November 2005, with respect to the consolidated balance sheets of Air Products and Chemicals, Inc. as of 30 September 2005 and 2004, and the related consolidated statements of income, cash flows, and shareholders’ equity for each of the years in the three-year period then ended, the related financial statement schedule, and management’s assessment of the effectiveness of internal control over financial reporting as of 30 September 2005 and the effectiveness of internal control over financial reporting as of 30 September 2005, which reports appear in the 30 September 2005 Annual Report on Form 10-K of Air Products and Chemicals, Inc.
/s/ KPMG LLP
Philadelphia, Pennsylvania
22 November 2005